LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease" or this "Agreement") is entered into this 1st day of October 2003 by and between DS Properties, a Nevada Limited Partnership ("Landlord"), and Left Right Marketing Technology, Inc., a Nevada corporation ("Tenant"). Landlord and Tenant are referred to herein sometimes collectively as the Parties.

IN CONSIDERATION of the rents reserved and covenants made hereinafter, Landlord and Tenant hereby enter into this Lease and agree as follows:

ARTICLE I

LEASED PREMISES

Section 1.1 Real Property, Building and Improvements, and Leased Premises. Landlord currently leases that certain real property (the "Real Property") which, together with the building (the "Building") and improvements thereon (the Building and other improvements on the Real Property may hereinafter be referred to as the "Building and Improvements"), is located at 6600 Amelia Earhart Ct., Las Vegas, NV. The Leased Premises (the "Leased Premises") comprise a portion of the Real Property, the Building and the Building and Improvements, as described more fully on Exhibit "A," attached hereto and incorporated herein by reference. The use and occupancy by Tenant of the Leased Premises shall include the use in common with Landlord of the Common Facilities, as that term is hereinafter defined.

Section 1.2 Common Facilities. As used herein, the term "Common Facilities" shall be construed to include those facilities located on the Real Property for the nonexclusive use of Tenant in common with other authorized users, and shall include, but not be limited to, the parking area, sidewalks, bathrooms, lunch/break room, hallways and open means of ingress and egress. The Common Facilities shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect thereto. Tenant and its employees, agents, customers, and invitees shall have, throughout the Lease Term in common with Landlord and other Tenants, their employees, agents, customers, and invitees, the license to use the Common Facilities upon such terms and conditions as my be designated from time to time in writing by Landlord.

ARTICLE II

LEASE TERM

Section 2.1 Initial Term. The initial term of this Lease (the "Initial Term") shall be for sixty (60) months and commence on October 1, 2003, or upon such later or earlier date as may be agreed upon in writing by Landlord and Tenant (the "Lease Commencement Date"), and shall terminate at 12:00 midnight on the same calendar day sixty (60) months from the Lease Commencement Date (the "Lease Termination Date"), except as herein otherwise provided.

Section 2.2 Option for Extended Term.

(a) Landlord grants to Tenant an option (the "Option") to extend the term of this Lease for five (5) consecutive five (5) year terms (the "Extended Terms") (the Initial Term and the Extended Terms, if any, are hereinafter collectively referred to as the "Lease Term") beyond the Lease Termination Date, provided that Tenant is not in default hereunder at the time the Option is exercised or at the commencement of any such one-year period(s) within the Extended Term.

(b) The Extended Term shall be on the same terms, covenants, conditions, provisions and agreements as are set forth in this Lease with respect to the Initial Term, except as herein otherwise provided and may be expanded and extended upon the mutual agreement of the Parties.

(c) If the Option is exercised, the Extended Term shall commence immediately on the expiration of the Initial Term.

(d) If Tenant elects to exercise the Option granted by this section 2.2, Tenant shall do so by notice to Landlord in the manner specified in section 12.1, below, not later than sixty (60) days before the Lease Termination Date or, with respect to the Extended Term, not later than six (6) months before the Termination of each one-year period comprising the Extended Term.

Section 2.3 Holding Over. If at the expiration or earlier termination of this Lease Tenant remains in possession of all or part of the Leased Premises for any reason whatever, with or without the express or implied consent of Landlord, the tenancy by which Tenant shall hold the Leased Premises shall be for month-to-month only and shall not be a renewal or extension of this Lease for any future term. In such case, and in the absence of a written agreement to the contrary, rent and other monetary sums due under this Lease shall be payable in the amount and at the time and place specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained in this Lease.

ARTICLE III

RENT AND PAYMENTS

Section 3.1 Rent During the Initial Term. Throughout the Initial Term, Tenant shall pay Landlord as rent for the Leased Premises the sum of Thirty Thousand Dollars ($30,000) per month. The monthly payments are payable in advance on the first business day of each calendar month of the Lease Term. Tenant shall pay such rent without deduction, offset, prior notice or demand at Landlord's office, or at such other place as Landlord may from time to time designate in writing. Rent for the first month of this Lease shall be due and payable on the date hereof. If the Lease Commencement Date is not the first day of a month or if the termination date of this Lease is not the last day of a month, then Tenant shall pay Landlord a prorated installment at the then current rate for the fractional month during which this Lease commences.

Section 3.2 Rent During Extended Term. At the commencement of each Extended five (5)-year Term, if any, Landlord shall have the right to increase the rental to be paid by Tenant during each such renewal period. The monthly rental due during each renewal period of the Extended Term shall be increased by multiplying the annual base rental for the Initial Term by a fraction, the numerator of which is the Consumer Price Index, as defined hereinbelow, which increase shall not exceed two percent (2%), for the last full calendar month immediately preceding such renewal period, and the denominator of which is the Consumer Price Index for the month of the Lease Commencement Date. In no event, however, shall any percentage decrease in the Consumer Price Index cause the monthly rent amount during any period of the Extended Term to be decreased, it being the intention of the parties hereto that the rental increases for each five-year renewal period throughout the Extended Term be cumulative and in addition to the increases for the preceding renewal periods of the Extended Term.

Section 3.3 Consumer Price Index. As used herein, "Consumer Price Index" shall mean the "Consumer Price Index - U.S. City Average - All Items" as published by the United Stated Department of Labor, Bureau of Labor Statistics. Should the Bureau of Labor Statistics discontinue the publication of said index, or publish the same less frequently, or alter the same in some other manner, and then Landlord shall adopt a substitute index or substitute procedure that reasonably reflects and monitors consumer prices.

Section 3.4 Past Due Rent and Other Charges. If Tenant fails to pay any rent or other charges that are due under the terms of this Lease within five (5) days after the date that the same are due and payable, then such unpaid amounts shall bear interest from the due dates thereof to the date of payment at the rate of eighteen percent (18%) per annum. In addition, if Landlord does not receive any monthly rental payment by the 10th day after the date on which it is due, Tenant shall pay Landlord a late charge that is equal to four percent (4%) of such delinquent installment. Any interest and late charges that are payable under this section 3.4 shall be deemed to be additional rent.

Section 3.5 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent provided for in this article III shall be deemed to be other than on account of the earliest rent that is then due and owing hereunder. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

Section 3.6 Building Allowances. At the beginning of each of the five(5) year option, Tenant shall be given a $10,000.00 allowance for remodeling the Leased Premises. Such remodeling allowance shall be net of any and all rent payments and any other payment made hereunder. Tenant must provide to Landlord proof of all improvements including but not limited to receipts for work performed, services rendered and materials purchased.

ARTICLE IV

IMPROVEMENTS AND FIXTURES

Section 4.1 Tenant's Improvements. During the Lease Term, Tenant may not alter, improve or make additions to the Leased Premises, except as set forth herein. Should Tenant exercise its option to extend the Lease Term, Landlord and Tenant shall then negotiate and decide upon the necessary improvements. Notwithstanding the foregoing, should the Parties determine that certain improvements are required during the Initial Term, Landlord shall do all necessary to obtain permission from the Real Property's owner and effect such improvements. The costs thereof shall be borne by the Landlord and Tenant equally.

Section 4.2 Trade Fixtures. Tenant shall be entitled to use and keep on the Premises any trade fixtures, personal property, portable interior partitioning, furniture and equipment necessary and appropriate for the conduct of Tenant's business, subject to the following conditions:

(a) Removal of Trade Fixtures During Term of Lease. At any time during the Lease Term while Tenant is not in default, Tenant may remove from the Premises trade fixtures, personal property, portable interior partitioning, furniture and equipment that is easily removable.

(b) Removal of Trade Fixtures Upon Termination of Lease. At the termination of this Lease, and if Tenant is not then in default of any covenants or conditions of this lease, then Tenant shall be allowed to remove all or any of such trade fixtures, personal property, portable interior partitioning, furniture and equipment that is easily removable, provided that all marring or defacing of, or damages to, the Premises that occurs during such removal shall be promptly repaired at Tenant's expense in a competent, workmanlike and finished manner

ARTICLE V

TAXES, ASSESSMENTS AND UTILITIES

Section 5.1 General Statement of Responsibility. It is the intent of Landlord and Tenant that the rent payments due hereunder be absolutely net to Landlord, so that this Lease shall yield net to Landlord the rent as provided herein. Tenant shall any and all costs, expenses and obligations of every kind or nature relating to the Leased Premises, including but not limited to taxes, assessments and utilities. Landlord shall be indemnified and saved harmless by Tenant from and against the same. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any liens or mortgages or encumbrances of any character whatsoever which may presently exist or hereafter be placed on the Leased Premises by the act or neglect of Landlord. This intent of the parties with respect to the Lease is that the Lease will be a "triple net" Lease.

Section 5.2 Obligation to Pay Taxes and Assessments. As part of the consideration for this Lease, and in addition to the monthly rental payments described in Article III hereof, Tenant agrees and covenants to pay from and after the Lease Commencement Date and throughout the entire Lease Term the following: (a) all real estate taxes and governmental impositions levied on or with respect to the Real Property and/or the Building and Improvements during the Lease Term; and (b) all special or general assessments, payable during the Lease Term, against the Real Property and/or the Building and Improvements. Landlord will bill Tenant for such taxes and assessments as they become due, and will provide Tenant with a copy of all tax notices relating thereto. Tenant agrees and covenants to make such payments to Landlord in a timely fashion, whether such taxes, impositions or assessments are ordinary or extraordinary, known or unknown, or foreseen or unforeseen, to the end that Landlord shall receive the monthly rental payments described hereinabove free and clear of all such obligations. Notwithstanding the foregoing, Tenant shall not be chargeable with nor obligated to pay any income, inheritance, devolution, gift, franchise, corporate, gross receipts, capital levy or estate taxes, with respect to, or which may be at any time levied or assessed against, Landlord. Instead, Landlord covenants and warrants to discharge the same at its own cost and expense so as to keep the Premises free of the liens of the same, it being the intent hereof that Tenant shall be required to pay such taxes, governmental impositions and assessments as are properly known as real estate taxes or real estate assessments and are assessed against the Real Property and/or the Building and Improvements, as well as Tenant's own personal property taxes, sales taxes, business license fees, and all other taxes, fees and charges incurred by Tenant pursuant to its use of the Premises

Section 5.3 Apportionments at Beginning and End of Lease Term. The real estate taxes, governmental impositions, special assessments and general assessments for the respective tax fiscal years in which this Lease shall commence and terminate, and whether or not the same have become liens upon the Leased Premises, as well as the Percentage Expense Payment shall be apportioned at the Lease Commencement Date and at the Lease Termination Date (or at the termination date of the Extended Term, if any), respectively, so that Tenant shall pay only those portions thereof which correspond with the portions of said respective fiscal years as are within the Lease Term

Section 5.4 Utilities. Commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall timely pay, or cause to be paid, the Percentage Expense Payment relating to all charges and expenses for utility services relating to Tenant's portion of the Leased Premises including, but not limited to, expenses and charges for heat, light, water and sewer services.

Section 5.5 Landlords' Right to Cure. If Tenant shall at any time fail to pay any of the subject taxes, impositions, assessments, charges or expenses mentioned herein in accordance with the provisions hereof, Landlord shall have the right to pay the same and Tenant shall promptly pay such amount(s), together with interest thereon at the rate of fifteen percent (15%) per annum, to Landlord as additional rent hereunder. If Tenant fails to pay such amounts to Landlord within fifteen (15) days after written demand therefor, Tenant shall be deemed to be in default under this Lease.

ARTICLE VI

INSURANCE AND INDEMNIFICATION

Section 6.1 Liability Insurance. From and after the Lease Commencement Date and throughout the Lease Term, Landlord shall maintain, in full force and effect for the mutual benefit of Landlord and Tenant, a broad form comprehensive liability insurance policy or policies (hereinafter collectively referred to as the (the "Liability Policy") against claims for damage or injury to persons or property arising out of the use or occupancy of the Real Property and/or the Building and Improvements. The Liability Policy shall be maintained on the minimum basis of Five Hundred Thousand Dollars $500,000.00) for death or injury to one person, Five Hundred Thousand Dollars ($500,000.00) for death or injury to more than one person, and Fifty Thousand Dollars ($50,000.00) for property damage. In addition to the fixed rental payments contemplated by article III hereof, Tenant shall pay to Landlord its proportionate share of the cost of such Liability Policy based on the ratio that the total number of square feet in the Premises bears to the total number of square feet in all the buildings on the Real Property. The amount to be paid by Tenant for such insurance shall be computed monthly by Landlord and shall be paid by Tenant within ten days after receipt of monthly bills therefor from Landlord.

Section 6.2 Casualty Insurance. From and after the Lease Commencement Date and throughout the Lease Term, Landlord shall maintain, in full force and effect for the mutual benefit of Landlord and Tenant in proportion to their respective casualty insurance (the "Casualty Policy") covering the Premises in a sufficient amount to cover the full replacement value of such commercial center, including Tenant's improvements, alterations or additions thereto in an amount not less than Four Million Dollars ($4,000,000.00). In addition to the fixed rental payments contemplated by Article III hereof, Tenant shall pay to Landlord its proportionate share of such Casualty Policy based on the ratio that the total number of square feet in the Premises bears to the total number of square feet in all the buildings on the Real Property. The amount to be paid by Tenant for such insurance shall be computed monthly by Landlord and shall be paid by Tenant within ten days after receipt of monthly bills therefor from Landlord. In addition to its insurance coverage under the Casualty Policy, Tenant may maintain, for its sole benefit and at its sole expense, any other insurance desired by Tenant on the Premises or on Tenant's personal property thereon.

Section 6.3 Indemnities. Tenant shall indemnify Landlord with respect to activities on the Leased Premises in accordance with the following provisions:

(a) General Agreement. During the term of this Lease, Tenant shall not hold Landlord liable for any damage or liability of any kind from any injury to or death of persons, or damage to property of Tenant or any other person, from any cause whatsoever by reason of the use and occupancy of the Leased Premises by Tenant or any person working for or holding under Tenant. Tenant shall indemnify Landlord and save it harmless from all such liability with respect to any real or claimed damage or injury and liens and demands arising out of such use of the Leased Premises.

(b) Landlord's Negligence. Anything to the contrary notwithstanding, subsection 6.2(a) hereof shall not apply with respect to any damage or injury occasioned by the negligence or intentional torts of Landlord and its designated agents, servants or employees or resulting from a failure of Landlord to perform its obligations under this Lease within a reasonable time after notice of default is received from Tenant.

(c) Extent of Indemnity Coverage. Tenant's obligation to indemnify Landlord as set forth in this section 6.2 shall include the reasonable legal, investigation and other costs and expenses incurred by Landlord in defending against claims contemplated by subsection 6.3(a) above.

Section 6.4 Loss of Personal Property. Subject to the provisions of subsection 6.3(b) hereof, in no event shall Landlord be liable in any way for loss of any kind sustained by Tenant with respect to its personal property during Lease Term.

ARTICLE VII

MAINTENANCE AND USE

Section 7.1 Acceptance of Leased Premises. Tenant accepts the Leased Premises in the condition that they are in at the time Tenant takes possession thereof. By entering into and occupying the Leased Premises, Tenant shall be deemed to acknowledge that the Leased Premises are in good order and repair and that the Leased Premises have been constructed substantially in accordance with the approved plans and specifications therefor. Tenant shall use the Leased Premises for the purpose of conducing business as a "call center." Should Tenant desire to use the Leased Premises for any other purpose, Tenant shall obtain Landlord's written consent thereto.

Section 7.2 Tenant's Maintenance and Repair Obligations. Tenant shall, at all time throughout the Lease Term and at its own cost and expense, repair, replace, and maintain in a good, safe, clean, and attractive condition, the Leased Premises and any improvements, additions, and alterations thereto, and shall use all reasonable precautions to prevent damage or injury to the Leased Premises.

ARTICLE VIII

ACCEPTANCE, TERMINATION, ENFORCEMENT,

DEFAULT AND REMEDIES

Section 8.1 Acceptance of Premises. Tenant accepts the Premises in the condition that they are in at the time Tenant takes possession thereof. By entering into and occupying the Premises, Tenant shall be deemed to acknowledge that the Premises are in good order and repair and that the Premises have been constructed substantially in accordance with the approved plans and specifications therefor.

Section 8.2 Premises. Tenant shall, at all time throughout the Lease Term and at its own cost and expense, repair, replace, and maintain in a good, safe, clean, and attractive condition, the Premises and any improvements, additions, and alterations thereto, and shall use all reasonable precautions to prevent damage or injury to the Premises. Tenant shall also keep the sidewalks adjacent to the Premises reasonably free from dirt or rubbish. If Tenant shall fail to make any required repairs or maintenance within thirty days after notice from Landlord to do so, Landlord may, at its option, enter upon the Premises, perform such repairs or maintenance, and charge to Tenant the actual costs thereof plus fifteen percent (15%) thereon for overhead and supervision which Tenant shall pay within fifteen days after receipt of a bill therefor.

Section 8.3 Landlord's Maintenance and Repair Obligations. Landlord, at its sole expense, shall only be responsible for maintaining the following portions of the Building and Improvements on the Real Property.

(a) Original Building. Throughout the Lease Term, Landlord shall be responsible for the structural sufficiency of the original construction of the Building and for any repairs of the Building which may be occasioned by a structural failure or defect that is attributable to the original construction of the Building;

(b) Roof. The maintenance of the roof of the Building; and

(c) Major Repairs or Replacement. Major repairs to or replacement of the heating, air conditioning, plumbing and wiring systems. Notwithstanding the foregoing provisions, however:

  Damage Caused by Tenant. Landlord shall not be obligated to perform any of the foregoing repair obligations to the extent that the same are caused by the act, or the omission to act, of Tenant, its employees, agents and invitees.

  Notice to Landlord. Landlord shall not be obligated to repair any such damage until Tenant gives written notice of a need for repair, and after such notice is given Landlord shall be given reasonable time in which to make such repairs.

Section 8.4 Use. Tenant shall use the Premises solely for the purpose of conducting Tenant's business. Tenant may not change its use of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld.

Section 8.5 Waste and Nuisance. Tenant shall not commit any waste upon the Premises or the Building and Improvements and shall not conduct any business, activity or thing on the Premises or the Building and Improvements that is or becomes unlawful, prohibited or a nuisance or that may cause damage to Landlord, to occupants of the vicinity or to other third parties.

Section 8.6 Compliance with Laws. Tenant shall comply with and abide by all laws, ordinances and regulations of all municipal, county, state and federal authorities that are now in force or that may hereafter become effective with respect to the use and occupancy of the Premises and/or the Building and Improvements.

Section 8.7 Right to Enter. Landlord, its agents and its other representatives shall have the right without abatement of rent to enter upon the Premises or any part thereof at all reasonable hours and upon reasonable notice to Tenant for the purposes of inspecting the same and making such repairs and alterations to the Premises or Building as may be necessary for the maintenance, safety and repair thereof.

Section 8.8 Surrender of Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises in the same condition, as they existed upon delivery of possession thereof under this Lease, reasonable wear and tear and damage by unavoidable casualty and the elements alone excepted. Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Furthermore, Tenant shall promptly remove or cause to be removed from the Leased Premises and the Building, at Tenant's expense, any signs, notices and displays placed thereon by Tenant. Before surrendering the Leased Premises as aforesaid, Tenant shall also remove all its trade fixtures and other personal property and shall repair any damage to the Leased Premises caused by such removal, all as provided in and subject to the provisions of section 4.3 above. Tenant's obligations to observe and perform these covenants shall survive the expiration or other termination of this Lease.

Section 8.9 Default. The following acts or omissions to act, unless cured within the applicable time periods set forth in section 8.3 below, shall constitute events of default under this Lease, and Landlord shall thereupon be entitled to exercise all rights and remedies set forth in section 8.4 hereof:

(a) General Breach. The failure of Tenant to perform any of the covenants, terms and conditions of this Lease;

(b) Rent Payment. The failure of Tenant to pay any rental due under articles III of this Lease or any other sums due hereunder;

(c) Abandonment. Tenant's abandoning the Leased Premises; or

(d) Insolvency. Tenant's becoming bankrupt or insolvent or filing any debtor proceedings; the filing by or against Tenant, in any court and pursuant to any statute of either the United States or of any state, a petition in bankruptcy, insolvency, reorganization or for the appointment for the benefit of Tenant's creditors

Section 8.10 Right to Cure. Tenant shall have the following periods of time within which to take action before being in default under this Lease:

(a) Failure to Pay Sums Due. If Tenant fails to make timely payment of rent or of any other sum required to be paid by Tenant under this Lease, then Landlord shall, before exercising any right or remedy provided herein or by law, give Tenant written notice of such failure. For the fifteen (15) days following the giving of such notice, Tenant shall have the right to cure the failure. If at the expiration of said fifteen (15) day period cure has not occurred, then Landlord may exercise any right or remedy available to it.

(b) General Breach. In the event of any breach or default of, or noncompliance with, the terms, covenants or conditions of this Lease by Tenant (other than nonpayment of rental and other sums due, which is provided for in this section, Landlord shall, before exercising any right or remedy provided by section 11.4 below or by law, give Tenant reasonably specific written notice of the claimed breach, default or noncompliance. For the thirty (30) days following the giving of such notice, Tenant shall have the right to cure the breach, default or noncompliance. If at the expiration of said thirty (30) day period cure has not occurred, then Landlord may exercise any right or remedy available to it.

Section 8.11 Remedies . If Tenant fails to perform properly any of the obligations required of it under this Lease, and if Landlord gives Tenant the notice required under section 8.3 above, and if Tenant fails to cure such breach within the applicable time periods set forth in section 8.3 above, then Landlord shall have the right, at its sole option, to exercise any of the following rights or remedies:

(a) Landlord's Right to Perform. Landlord may itself pay or perform or cause to be paid or performed the obligations with respect to which Tenant is in default. In the event Landlord does so, its costs of such payment or performance, including a reasonable attorney's fee and all expenses incurred by Landlord, plus interest thereon at the rate of fifteen percent (15%) per annum from the date of the expenditure, shall be deemed to be additional rent and shall be immediately paid by Tenant.

(b) Termination. Landlord may enter upon the Leased Premises and terminate this Lease by giving Tenant written notice of such termination, whereupon this Lease shall terminate as if it were the day originally fixed herein for the expiration of this Lease. Landlord, its agent or attorney shall have the right to re-enter the Leased Premises peaceably and remove all persons and Tenant's property therefrom, and such property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. All this may be done without further notice or demand to Tenant, without Landlord being deemed guilty of any manner of trespass and without prejudice to any of Landlord's other remedies for arrearages of rent or breach of covenants. If Landlord terminates this Lease pursuant to this subsection 11.4(b), then all the remainder of the stated term shall become immediately due and payable, or, at Landlord's sole option, Landlord shall have the right to recover from Tenant the amount equal to the present value of the fair market value of the Leased Premises for the balance of the Lease Term.

(c) Election to Terminate. Notwithstanding any election by Landlord to proceed under subsection above, so long as Tenant remains in default under this Lease Landlord shall have the right, at any time, to terminate this Lease pursuant to the subsection above and to exercise the rights therein provided.

(d) Cumulative Remedies. Landlord's remedies specified in this section 8.4 are cumulative and are not intended to exclude any other remedy or means of redress to which Landlord may be entitled by law, by equity or under this Lease in the event of any default or threatened default by Tenant with respect to any of its obligations under this Lease.

ARTICLE IX

SUBLEASES, ASSIGNMENTS AND TRANSFERS

Section 9.1 Subleases and Assignments. Tenant shall not assign this Lease or sublet the whole or any portion of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. If Landlord does consent to such assigning or subleasing, then nevertheless Tenant shall continue to be responsible for payment of rent and performance of all obligations imposed upon Tenant under this Lease unless Tenant is specifically released from such obligations in a writing signed by Landlord.

Section 9.2 Successors Bound. The covenants and agreements of this Lease shall inure to the benefit of and shall be binding upon Landlord and Tenant and their respective successors and assigns. No rights, however, shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease to such assignee or subtenant has been approved by Landlord in writing as provided in section 9.1 above.

Section 9.3 Right to Show Premises. Tenant shall permit Landlord, or the authorized agent of Landlord, to show the Premises to persons wishing to rent or purchase the Premises at any reasonable time throughout the term of this Lease and upon reasonable notice.

ARTICLE X

FINANCING

Section 10.1 Definition. As used in this article X, the term "mortgage" shall include mortgages, deeds of trust and other similar security instruments and modifications, consolidation, extensions, renewals, replacements and substitutions thereof.

Section 10.2 Estoppel Certificate. From time to time within fifteen (15) days after Landlord makes a request therefor, Tenant shall execute and deliver to Landlord a written certificate of declaration setting forth such information regarding the status of the Lease and the rental that is payable hereunder that Landlord may reasonably request.

Section 10.3 Subordination of Lease. From time to time Tenant shall subordinate its interest in this Lease in accordance with the following conditions:

(a) Recitals. Tenant acknowledges that from time to time Landlord may desire to secure mortgage loan financing to refinance the acquisition price for the Premises or with respect to Landlord's other operations. Tenant also acknowledges that the lender interested in making such a loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said lend

(b) Subordination to Lender. Accordingly, upon the request of Landlord in writing Tenant will subordinate this Lease and the lien hereof from time to time to the lien of any present or future mortgage of a bank, insurance company or similar financial institution designated by Landlord, irrespective of the time of execution or time of recording of any such mortgage or mortgages. However, Tenant may condition such subordination upon the requirement that the holder of any such mortgage shall enter into an agreement with Tenant, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this Lease and the rights of Tenant hereunder shall continue in full force and effect, notwithstanding Landlord's default in connection with the mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings, and that this Lease shall not be terminated or disturbed except in accordance with the provisions of this Lease. If requested by the holder of any such mortgage, Tenant will be a party to said agreement upon the condition outlined above and will agree in substance that if the mortgagee or any person claiming under the mortgagee shall succeed to the interest of the Landlord in this Lease, Tenant will recognize said mortgagee or person as its Landlord under the terms of this Lease. Upon the request of Landlord, Tenant shall execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination.

(c) Subordination to Other Parties. Tenant shall not subordinate its interests under this Lease or in the Premises to any lien or encumbrance other than the mortgages described in and specified pursuant to this section 10.3 without the prior written consent of Landlord and the lender interested under each mortgage then affecting the Premises. Any such unauthorized subordination by Tenant shall be void and of no force and effect whatsoever.

Section 10.4 Attornment. Any sale, assignment or transfer of the Landlord's interest under this Lease or in the Premises, including any such disposition resulting from Landlord's default under a mortgage, shall be subject to the rights and obligations of this Lease. In the event of any such transfer, Tenant shall attorn to Landlord's successor and shall recognize such successor as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

ARTICLE XI

CALAMITIES

Section 11.1 Destruction. The following provisions shall govern the effect of this Lease in the event of destruction of all or part of the Premises:

(a) Extensive Destruction. Either Party to this Lease shall have the right to terminate this Lease in the event of destruction of or damage to the Premises that is so extensive as to make impractical Tenant's use and occupancy thereof for a period reasonably expected to be in excess of ninety (90) days. Such termination must be accomplished through written notice given to the other party given within thirty (30) days following the date of the destruction or damage. In the event of such termination, there shall be a proration of the rental payments contemplated by Article III hereof, and Landlord shall refund any excess rental payment theretofore paid by Tenant. Termination shall be effective and rent shall be prorated as of the date on which the destruction or damage occurred.

(b) Other Destruction. In the event of any other destruction of or damage to the Premises, or in the event neither party exercises the right of termination provided for in subsection 11.1(a) above, Landlord shall forthwith repair and reconstruct the Premises, using such insurance proceeds as may be available. Landlord shall commence such work within thirty (30) days after the date of the destruction or damage to the Premises and shall complete such work within a reasonable time, due regard being had to conditions then prevailing. During the period of damage and repair, rent shall be proportionately abated on the basis of and by taking into account: (1) the area or portion of the Premises which is not capable of use and occupancy by Tenant; and (2) the period of time during which such area or portion thereof remains incapable of such use and occupancy.

Section 11.2 Condemnation. The following provisions shall govern the effect of this Lease in the event of condemnation of all or part of the Premises: As used in this section 11.2, the term "Condemnation Proceedings" includes any action or proceeding in which any interest in the Building and Improvements or the Real Property is taken for any purpose by any lawful authority through exercise of the power of eminent domain, right of condemnation, right of purchase or other proceeding in lieu of the foregoing.

(a) Termination and Rent Abatement. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of taking. If any part of the Building and Improvements is taken through Condemnation Proceedings such that the taking thereof would be reasonably considered a material and substantial hindrance to Tenant's normal business operation, either party to this Lease shall have the right to terminate this Lease by giving the other party written notice of such election at any time within sixty (60) days after the date of taking. In all other cases, or if neither party exercises its right to so terminate, this Lease shall remain in effect and the rent that is payable under article III hereof (but no other sums) shall, if applicable, be proportionately reduced from and after the date of the taking on the basis of the area of the Premises that is capable of occupancy after the taking compared to the area of the Premises that was capable of occupancy prior to the taking. In the event of any termination of this Lease or any rental reduction as provided for in this subsection 11.2(b), there shall be a proration of the rent payable under this Lease for any fractional month up to the date of taking and Landlord shall refund to Tenant any excess rental theretofore paid by Tenant.

(b) Condemnation Proceeds. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking of the Premises, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord; provided, however, that notwithstanding the foregoing:

  Relocation Costs. In the event an amount is separately awarded with the intent to compensate Tenant for costs connected with a relocation by it to a new facility, such amount shall be the property of Tenant.

  Tenant's Improvements. Tenant shall be entitled to retain that portion of such condemnation proceeds that is allocable to alterations, additions or improvements to the Premises that have been made by Tenant. Such allocation shall be made based upon the relative fair market values of the different portions of and improvements on the Premises.

(c) Construction. If this Lease is not terminated as provided in this section 11.2, then Landlord shall, as soon as practical after the taking, restore the Premises to a complete unit as similar under the circumstances as possible to the design, character and quality of the Premises as they existed prior to the taking. In any event the Landlord shall commence such work within ninety (90) days after the date of any such Condemnation Proceedings, which work shall be completed within a reasonable time, due regard being had to conditions then prevailing.

ARTICLE XII

GENERAL

Section 12.1 Notices. Any notice, demand, request or other instrument (collectively referred to herein as the "Notice") required or permitted under this Lease to be given or transmitted between the parties shall be either personally delivered or mailed postage prepaid by certified or registered mail, addressed to each party's last known address

Section 12.2 Quiet Enjoyment. Landlord covenants that so long as Tenant performs all of its obligations under this Lease Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises for the term of this Lease.

Section 12.3 Waiver. The failure of Landlord to insist in one or more instances upon a strict performance of any of Tenant's obligations under this Lease or to exercise any option or right given to Landlord hereunder shall not be construed as a waiver or relinquishment of any right, remedy or option under this Lease

Section 12.4 Captions and Section Numbers. The captions and section numbers occurring in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such section of this Lease.

Section 12.5 Number and Gender. Words in the neuter gender as used in this Lease shall be deemed to include the masculine and feminine genders, and words in the singular shall be held to include the plural whenever the sense requires.

Section 12.6 Savings Clause. If any provision of this Lease or the application thereof to any person or circumstance shall be found to be illegal or void to any extent, then the remainder of this Lease, or the application of the provisions of this Lease to persons or to circumstances other than those to which it is held invalid and unenforceable, shall nevertheless continue in force and effect to the fullest extent possible.

Section 12.7 Time of the Essence. Time is the essence of this Lease.

Section 12.8 Force Majeure. Either Party to this Lease shall be excused for the period of any delay in the performance of any obligations that are required hereunder, other than an obligation to pay rent or other monies, when prevented from doing so by cause or causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, weather, inability to obtain any material services or acts of God.

Section 12.9 Governing Law. The laws of the State of Nevada shall govern the validity, performance, interpretation and enforcement of the obligations that are contained herein.

EXECUTED in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise but one and the same instrument as of the day and year first above written.

LANDLORD: DS PROPERTIES

By:________________________________

Its:_________________________________

TENANT: LEFT RIGHT MARKETING TECHNOLOGY, INC.

By:________________________________

Its:_________________________________

EXHIBIT "A"

The Leases Premised are described as follows:

LEGAL DESCRIPTION INSERT